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                                                                  EXHIBIT 10.37



                             FIRST AMENDMENT TO THE
                      AMERICAN MEDICAL INTERNATIONAL, INC.
                           DIRECTORS' RETIREMENT PLAN


     This First Amendment to the American Medical International, Inc. Directors' Retirement Plan (the "Plan") is hereby executed this 10th day of October, 1994, on behalf of American Medical International, Inc.

     Pursuant to Section 6.1 of the Plan and as approved by the Compensation Committee of the Board of Directors of AMI, the Plan is hereby amended effective September 1, 1994 in the following manner:

1.   By substituting the following for the definition of "Annual Retainer" under
Section 1.3:

     ""Annual Retainer" shall mean the base annual retainer payable by the Company for services performed by Independent Directors, as adjusted from time to time, specifically including annual retainers paid to persons or entities other than the Independent Director, if such Independent Director is serving on behalf or as the nominee of such person or entity."

2. By substituting the following for the definition of "Independent Director" under Section 1.3:

     ""Independent Director" means each member of the Board of Directors who is not an employee of the Company, regardless of whether such director is serving on behalf of or as the nominee of any other person or entity."

3.   By substituting the following for the definition of "Participant" under
Section 1.3:

     "Participant" means any Director who is eligible to participate in accordance with the provisions of Section 2.1."

4.   By substituting the following for Section 2.1:

     "Each Independent Director shall become a Participant upon election to the Board of Directors. Each Independent Director on September 1, 1994 (specifically, J. Robert Buchanan, M.D., Robert B. Calhoun, Harry T. Gray, Harold S. Handelsman, Sheldon S. King, Melvyn N. Klein, Dan W. Lufkin, William
E. Mayer, and Harold M. Williams) shall become a Participant on September 1,
1994

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regardless of his Years of Service. Each Employee Director shall become a
Participant upon completing 10 Years of Service. In the event an Employee Director becomes an Independent Director, he must complete 10 Years of Service to become a Participant."


AMERICAN MEDICAL INTERNATIONAL, INC.



By: /s/ Alan J. Chamison
   ---------------------------------
Its: /s/ EVP & CFO
    --------------------------------